EXHIBIT 11.1



                                         Computation of Earnings Per Share
                                                    (Unaudited)


                                                         Three Months Ended                  Nine Months Ended
                                                   February 28,     February 29,       February 28,     February 29,
                                                       1997             1996               1997             1996
                                                   --------------   --------------     --------------   --------------
Weighted average number of shares outstanding          3,065,853        2,868,322          2,991,792        2,767,449

Shares deemed outstanding from the assumed
exercise of stock options and warrants                   306,036          220,513            299,211          220,545
                                                   --------------   --------------     --------------   --------------

Total                                                  3,371,889        3,088,835          3,291,003        2,987,994
                                                   ==============   ==============     ==============   ==============

Earnings applicable to common shares             $       138,112  $        90,053    $       407,281  $       186,428
                                                   ==============   ==============     ==============   ==============

Earnings per share of common stock               $          0.04  $          0.03    $          0.12  $          0.06
                                                   ==============   ==============     ==============   ==============

